Exhibit 99.1

 NEUROSURGERY  OPHTHALMOLOGY  QUALITY. PERFORMANCE. INNOVATION.  Investor Presentation  January 2015

 Certain statements made in this presentation are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. This presentation may include statements concerning management’s expectations of future financial results, potential business, potential acquisitions, government agency approvals, additional indications and therapeutic applications for medical devices, as well as their outcomes, clinical efficacy and potential markets and similar statements, all of which are forward looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted results. For a discussion of such risks and uncertainties, please refer to the information set forth under “Risk Factors” included in Synergetics USA, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2014, and information contained in subsequent filings with the Securities and Exchange Commission. These forward looking statements are made based upon our current expectations and we undertake no duty to update information provided in this presentation.  Safe Harbor Statement  *

 Overview  Corporate Information  Market Information  NASDAQ: SURGMarket Cap: $107.5mm52 Week Range: $2.93 – $4.62Shares Outstanding: 25mmInstitutional Ownership: 52.25%Russell Microcap Index  *  Synergetics USA, Inc. is a medical device company focused in the fast-growing ophthalmology and neurosurgery marketsFormed through a reverse merger of Synergetics, Inc. and Valley Forge Scientific Corp. in 2005Synergetics, Inc. was founded in 1991 and Valley Forge was founded in 1980Corporate Headquarters: O’Fallon, MOManufacturing Facilities: O’Fallon, MO, King of Prussia, PA, California and Redditch, UK  *Source: NASDAQ, as of 01/07/15.

 Track Record of Growth  *  *Fiscal Year 2013 gross and operating margins are displayed on a non-GAAP basis to exclude inventory write-down. Fiscal Year 2014 operating margins are displayed on a non-GAAP basis to exclude exit costs. See non-GAAP reconciliation table at the end of this presentation for additional details.

 FY 2014 Revenue Mix  Ophthalmic sales represent our largest and highest margin businessIn the U.S., we sell ophthalmic surgical products directly to end-users at hospitals, ambulatory surgery centers and surgeon offices throughout the country Internationally, we sell and distribute ophthalmic surgical products in over 50 countries, including four emerging marketsWe serve as a marketing partner and have key OEM relationships with J&J’s Codman division and Stryker for neurosurgery products   *

 Overall Strategy   Drive Accelerating Growth in our Ophthalmology BusinessDeliver Improved Profitability through our Enterprise-Wide Continuous Improvement InitiativesManage our Neurosurgery and OEM Businesses for Stable Growth and Strong Cash FlowDemonstrate Consistent, Solid Financial PerformanceContinued Growth through Strategic Acquisitions  *

 Sterimedix Acquisition  We purchased all of the outstanding shares of Sterimedix Limited for net cash consideration of $13.5 million.Sterimedix is a private manufacturer of cannulas, needles and other disposable products for ophthalmic and aesthetic procedures.Sterimedix generated $6.4 million in sales in its fiscal year ending December 31, 2013 with 85% of sales coming from the ophthalmic market and the balance coming from aesthetics.  *

 Sterimedix Acquisition (Cont’d.)  Sterimedix is anticipated to grow approximately 15% on a constant currency basis for the full year 2014 period.We plan to let Sterimedix continue to operate its business as a largely independent operation going forward.We expect the acquisition to improve operating and financial results for our entire international business in addition to providing diversification of our reported results towards international sales.   *

 Products  *

 Anterior Products  *  I/A Hand Pieces  Injection Cannulas

 Posterior Products  *  Injection Cannulas  Flute Handle Cannulas  Heavy Liquid Infusion Handles  Scleral Markers  Infusion Lines  Corneal Fixation/Incision Templates

 Aesthetic Products   *  Dermal Filler Cannula  Fat Transfer Cannula  Sharp Needle Cannula  from Sterimedix. A world leader in single-use surgical products

 Ophthalmic Surgical Market  *

 Recent DevelopmentsOphthalmology  Launched 2nd generation VersaVIT™ vitrectomy machine in the second half of June Maturing product/challenging environment has pressured revenue growth in base ophthalmic business in recent quartersInternal focus on improving operational excellence and enterprise-wide continuous improvement initiativesM.I.S.S. Ophthalmics LTD acquisitionKing of Prussia plant closure“Biggest Loser” exerciseScrap reduction  *

 Ophthalmic Surgical Market  *  *Source: Synergetics USA annual report on Form 10-K for period ended July 31, 2012.

 2011 Global Retinal Surgery Device Market  *  *Source: Synergetics USA quarterly report on Form 10-Q for period ended April 30, 2013.   Market Size = $935 million*Synergetics products compete in ~22% of the retinal device market (shaded in black)

 2014 Global Retinal Surgery Device Market  *  Estimated Market Size = $1.22 Billion*Implied Annual Growth = ~7%Synergetics products compete in ~69% of the retinal device market (shaded in black)  *Source: Synergetics USA quarterly report on Form 10-Q for period ended April 30, 2013. Market Scope data estimates that the vitreoretinal market will grow approximately 7 percent to $1.2 billion in 2014, as compared to 2013.

 ASC vs. Hospital  Ambulatory Surgery Center (ASC)  Physicians control care for patientsTypically owned by surgeons or corporationsMore efficient – less time wastedSpecialized (ophtho, ortho, etc.)Highly focused on profitabilityLower costs to patients and government (2014 vitrectomy reimbursement rate of $1,655)  Hospital Out-Patient Department (HOPD)  Challenging patient flow (pre, intra, post)Staff not specialized and are trained to handle multiple specialtiesPatient frustrations – parking, long walks to OR, confusing, etc.Equipped to handle more difficult proceduresHigher costs to patients and government (2014 vitrectomy reimbursement rate of $2,820)   *

 Ophthalmic Products  Core  VersaPACK™  VersaVIT 2.0™  Directional Laser Probes  DDMS-Diamond Dusted Membrane Scraper  Endoilluminator Awh Chandelier  Photon II  New  *  Directional Laser Probe

 VersaVIT 2.0™: Next Generation Vitrectomy System  VersaVIT 2.0™ is our second product for the lucrative vitrectomy machine market valued at $235 million (machines only)A new concept in retinal surgery Highly portableModerately priced Easy to useComparable clinical performanceCompact, lightweight and portableSmall footprint< 25 pounds Capable of running on battery power and gas cartridgesIdeally suited for ASCs, as a traveling unit for satellite offices and potentially for in-office proceduresDemonstrably lower total cost of ownership and operation  *  Performed over 12,185 retinal procedures with VersaVIT™ to date, up more than 21% sequentially in Q1’15, and more than 121% year over year.

 VersaVIT 2.0™ vs. the Competition  *  VersaVIT™ vs. ACCURUS® (25lbs vs. 90lbs)  CONSTELLATION® Vision System  CONSTELLATION® Vision System and ACCURUS® are registered trademarks of Alcon® Laboratories, a division of Novartis

 VersaVIT 2.0™: Strategic Growth Plan & Progress Update  Introduced on June 4, 2014Commercial launch in the second half of June targeting two primary segments: high volume ASC facilities that perform the majority of vitrectomy proceduresselect teaching institutions U.S. Market: 22 direct sales reps; International markets: hybrid distribution of direct and dealers Anticipate progress towards broader market adoption of our next generation vitrectomy technology in fiscal 2015  *

 Ophthalmology Product Video  *

 Neurosurgery Market  *

 Recent DevelopmentsOEM (Neurosurgery)  OEM partnerships remain strong – sales increased 8.3% year-over-year during fiscal 2014. Codman contract has been renewed.A majority of the business is consumables.Launched “slim” and irrigating bipolar forceps in September.King of Prussia plant will close completely this quarter.  *

 Neurosurgery Overview  Best-in-class neurosurgical technologiesUltrasonic aspirators Disposable tips and tubingElectrosurgical generators Disposable bipolar forceps Strong OEM partnershipsJ&J’s Codman division distributes our electrosurgical generators and bipolar forcepsStryker distributes our ultrasonic aspirator disposablesLong-term relationships with Codman and Stryker provide stable annual growth, attractive operating margins and high barriers to entry  *

 OEM (Neurosurgery) Products  *  Codman  Stryker  Lesion Generator  SONOPET OMNI Ultrasonic Aspirator  Disposable Tips  Codman Synergy  Disposable Bipolar Forceps  CMC V

 Neurosurgery Product Video  *

 Financials  *

 Financial Comparison – Quarterly   *  Revenues from OEM represent sales and royalties to Codman, Stryker and other.Revenues from Other represent direct neurosurgery revenues and other miscellaneous revenues.

 Financial Comparison – Annual   *  Revenues from OEM represent sales and royalties to Codman, Stryker and other.Revenues from Other represent direct neurosurgery revenues and other miscellaneous revenues. Adjusted Operating Margin for FY 2014 excludes impact of exit costs ($682,000 pre-tax, $458,000 after tax). Adjusted Gross Margin, Adjusted Operating Margin and Adjusted Net Income from Operations for FY 2013 exclude impact of inventory write-downs ($2.1 million pre-tax, $1.5 million after-tax for FY 2013). See non-GAAP reconciliation slides at the end of this presentation for additional details.

 Investment Rationale  Key medical device manufacturer supplying ophthalmic and neurosurgery markets with leading technologiesRetinal surgery a compelling segment of ophthalmologyNew product introductions – foremost of which is the VersaVIT 2.0™ vitrectomy machine – drives total Company revenue growth over long termBusiness model fueled by the combination of high margin disposables and innovative capital equipment Long-term profit margin opportunities driven by improving operational efficiency and continuous improvement initiatives  *

 Management Team  David M. Hable – President, CEOOver 30 years of progressive responsibility in sales, marketing, new business development and general management in the medical device industry. Over 20 years with J&J/Codman. Pamela Boone – Executive Vice President, CFOPreviously served as CFO, VP and Corporate Controller for Maverick Tube Corporation. Over 25 years of financial expertise.Michael Fanning – Vice President, SalesOver 20 years in sales and management roles, working in service, medical device and manufacturing sectors.Jason Stroisch – Vice President, Marketing & TechnologyOver 15 years in the medical device industry covering engineering, international sales and marketing management roles.Joan Kraus – Vice President, Regulatory Affairs / Quality AssurancePreviously served as Senior Director Global Compliance for Teleflex Medical. Over 25 years in quality systems and process improvement roles working in medical devices, manufacturing, and distribution sectors.  *

 Non-GAAP Reconciliations(1)  *  See slide 35 for full description of the use of non-GAAP financial information.Non-operating adjustments include: exit costs ($682,000 pre-tax, $458,000 after-tax, or $0.02 per diluted shares, for FY 2014) and inventory write-downs ($2.1 million pre-tax, $1.5 million after-tax, or $0.06 per diluted share, for FY 2013).Represents diluted weighted average common shares outstanding.

 (1)Use of Non-GAAP Financial Information  We measure our performance primarily through our operating profit. In addition to our consolidated financial statements presented in accordance with GAAP, management uses certain non-GAAP measures, including adjusted gross margin, adjusted operating margin and adjusted net income from operations, to measure our operating performance. We provide a definition of the components of these measurements and reconciliation to the most directly comparable GAAP financial measure.  These non-GAAP measures are presented to enhance an understanding of our operating results and are not intended to represent cash flow or results of operations. The use of these non-GAAP measures provides an indication of our ability to service debt and measure operating performance. We believe these non-GAAP measures are useful in evaluating our operating performance compared to other companies in our industry, and are beneficial to investors, potential investors and other key stakeholders, including creditors who use this measure in their evaluation of performance. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.  *

 NEUROSURGERY  OPHTHALMOLOGY  QUALITY. PERFORMANCE. INNOVATION.  Investor Presentation  January 2015  3845 Corporate Centre DriveO’Fallon, MO 63368(636) 939-5100www.synergeticsusa.com